UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2015

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, Sudhindra (Sujit) Kankanwadi was promoted to Vice President and Corporate Controller of Synopsys, Inc. (“Synopsys”) and was appointed by the Board of Directors of Synopsys as Synopsys’ principal accounting officer, effective immediately.

Mr. Kankanwadi, age 44, joined Synopsys in March 2010 as Accounting Director. Prior to Synopsys, he had served in several roles, most recently as Senior Manager, in the Audit practice of KPMG LLP in Mountain View, California and India since 1997. Mr. Kankanwadi holds a Bachelor of Commerce Degree specializing in Accounting, Finance and Auditing. He is an active status Certified Public Accountant, licensed in California, and a Chartered Accountant from India.

In connection with his promotion, Mr. Kankanwadi’s base salary was increased to $275,000, and he will receive a target cash incentive payment opportunity of 40% of his base salary under Synopsys’ Executive Incentive Plan-162(m). He was also granted stock options and restricted stock units with an approximate grant date value of $150,000, in the aggregate, under Synopsys’ 2006 Employee Equity Incentive Plan. He is eligible to participate in Synopsys’ Executive Change of Control Severance Benefit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: September 2, 2015	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary